Exhibit 99.1

News Release From Nuance Communications

FOR IMMEDIATE RELEASE

Contacts:

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Second Quarter Fiscal 2013 Results

Board of Directors Authorizes $500 Million Stock Repurchase Plan

BURLINGTON, Mass., April 30, 2013 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its second quarter fiscal 2013, ended March 31, 2013.

Nuance reported GAAP revenue of $451.0 million in the second quarter fiscal 2013, a 15.6% increase over GAAP revenue of $390.3 million in the second quarter of fiscal 2012. Nuance reported non-GAAP revenue of $484.0 million, which includes $33.0 million in revenue lost to accounting treatment in conjunction with acquisitions. Second quarter fiscal 2013 non-GAAP revenue grew 15.9% over non-GAAP revenue of $417.7 million in the second quarter of fiscal 2012.

In the second quarter of fiscal 2013, Nuance reported GAAP net loss of ($25.8) million, or ($0.08) per share, compared with GAAP net income of $0.9 million, or $0.00 per diluted share, in the second quarter of fiscal 2012. In the second quarter of fiscal 2013, Nuance reported non-GAAP net income of $110.4 million, or $0.34 per diluted share, compared to non-GAAP net income of $138.8 million, or $0.43 per diluted share, in the second quarter of fiscal 2012. Nuance’s second quarter fiscal 2013 non-GAAP operating margin was 29.1%, down from 36.8% in the second quarter of fiscal 2012. Nuance reported cash flow from operations of $93.1 million in the second quarter of fiscal 2013, down from $100.5 million in the second quarter of fiscal 2012. Nuance ended the second quarter of fiscal 2013 with a balance of cash and cash equivalents of $1,005.3 million.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

“We are disappointed with our results for the second quarter, which were driven by a combination of execution issues and external factors. We have taken immediate corrective actions to improve the performance of our business and revised our operating plan accordingly,” said Paul Ricci, Nuance Chairman and CEO. “Despite short-term setbacks, we continued to make advancements in the quarter, earning design wins and new bookings in new strategic product areas including our automotive business and Nina solutions for customer care. Our share buyback program announced today underscores our confidence in the business and our focus on shareholder value as we expect growth to accelerate in fiscal 2014.”

Highlights from the quarter include:

•

Healthcare – For Nuance’s healthcare solutions, second quarter fiscal 2013 non-GAAP revenue was $229.3 million, up 53.0% from the second quarter of fiscal 2012. We secured new business with key healthcare customers including Adventist Health System, Alberta Health Services, Alexian Brothers Medical Center, Memphis Baptist Memorial Hospital, Meridian Health, Morristown Medical Center, Orlando Health, Pomona Valley Medical Center, Sacred Heart Hospital, St. Joseph Health, St. Luke’s Hospital, University of New Mexico and WellSpan Health.

•

Mobile & Consumer – For Nuance’s mobile and consumer solutions, second quarter fiscal 2013 non-GAAP revenue was $116.2 million, up 1.0% from the second quarter of fiscal 2012. We secured new business or design wins with key mobile customers including Apple, Asus, Blackberry, DoCoMo, Ford, Fujitsu, GM, Honda, Kyocera, LG, Samsung and TPV.

•

Enterprise – For Nuance’s enterprise solutions, second quarter fiscal 2013 non-GAAP revenue was $74.5 million, down 18.5% from the second quarter of fiscal 2012. We secured new business with key enterprise customers including Caremark, Eastern Bank, E*Trade, Geico, HM Revenue & Customs, KTIM, MetroPCS, QBE, USAA, US Bank, US Social Security Administration and Wells Fargo.

•

Imaging – For Nuance’s document imaging solutions, second quarter fiscal 2013 non-GAAP revenue was $64.0 million, up 4.4% from the second quarter of fiscal 2012. We secured new business with key imaging customers including Ericsson, Hong Kong Jockey Club, IBM, P&G, Ricoh, Sharp, Southwick Council, StoraEnso and UPM.

Nuance Authorizes $500 Million Stock Buyback Plan

Under the plan, Nuance intends to repurchase up to $500 million of its outstanding shares of common stock.

Stock repurchases may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated stock repurchase transactions, or any combination of such methods. The timing and the amount of any purchases will be determined by the Company’s management based on its evaluation of market conditions, capital allocation alternatives, and other factors. The share repurchase plan does not require the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Company at any time without prior notice. The share repurchase plan is designed to comply with U.S. securities laws, rules and safe harbors for purchases that do not constitute tender offers. These restrictions can lengthen the time it may take for Nuance to acquire its shares under this repurchase plan.

Conference Call and Prepared Remarks

Nuance is providing a copy of prepared remarks in combination with this press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with this press release.

The conference call will begin today, April 30, 2013 at 8:00 am EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 288-8968 or (612) 332-0630 at least five minutes prior to the call and referencing code 291523. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 291523.

About Nuance Communications, Inc

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding Nuance’s growth expectations, Nuance’s share repurchase program and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2012 and quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2012 filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2013 and 2012, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.

The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from SafeCom, Quantim and J.A. Thomas for the three and six months ended March 31, 2013, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.

In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.

The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.

Non-Cash Expenses.

The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.

The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash, and gains or losses on non-controlling strategic equity interests.

The Company believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three months ended March 31,		Six months ended March 31,
	2013	2012	2013	2012
Revenues:
Product and licensing	$173,886	$176,466	$371,786	$341,200
Professional services and hosting	213,264	155,535	413,569	295,117
Maintenance and support	63,849	58,340	127,912	114,667

Total revenues	450,999	390,341	913,267	750,984

Cost of revenues:
Product and licensing	22,943	17,691	49,252	36,455
Professional services and hosting	138,534	97,221	263,690	187,375
Maintenance and support	13,098	10,893	27,895	21,913
Amortization of intangible assets	16,610	14,867	32,920	29,801

Total cost of revenues	191,185	140,672	373,757	275,544

Gross profit	259,814	249,669	539,510	475,440

Operating expenses:
Research and development	72,553	53,992	141,274	106,046
Sales and marketing	98,348	84,354	215,483	174,751
General and administrative	29,990	41,149	74,774	72,464
Amortization of intangible assets	26,001	21,905	51,427	45,108
Acquisition-related costs, net	15,448	14,986	31,181	29,597
Restructuring and other charges, net	5,062	2,536	6,729	5,400

Total operating expenses	247,402	218,922	520,868	433,366

Income from operations	12,412	30,747	18,642	42,074

Other expense, net	(37,586)	(18,390)	(74,473)	(29,786)

(Loss) income before income taxes	(25,174)	12,357	(55,831)	12,288

Provision (benefit) from income taxes	674	11,467	(7,887)	2,058

Net (loss) income	$(25,848)	$890	$(47,944)	$10,230

Net (loss) income per share:
Basic	$(0.08)	$0.00	$(0.15)	$0.03

Diluted	$(0.08)	$0.00	$(0.15)	$0.03

Weighted average common shares outstanding:
Basic	315,473	305,282	314,006	304,643

Diluted	315,473	322,642	314,006	321,792

Nuance Communications, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2013	September 30, 2012
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$1,005,302	$1,129,761
Accounts receivable, net	372,571	381,417
Prepaid expenses and other current assets	190,898	190,128

Total current assets	1,568,771	1,701,306

Land, building and equipment, net	132,648	116,134
Goodwill	3,224,086	2,955,477
Intangible assets, net	969,372	906,538
Other assets	195,863	119,585

Total assets	$6,090,740	$5,799,040

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$4,847	$148,542
Redeemable convertible debentures	—	231,552
Contingent and deferred acquisition payments	25,007	49,685
Accounts payable and accrued expenses	288,691	328,374
Deferred revenue	249,934	206,610

Total current liabilities	568,479	964,763

Long-term portion of debt	2,336,750	1,735,811
Deferred revenue, net of current portion	138,354	108,481
Other liabilities	278,300	243,279

Total liabilities	3,321,883	3,052,334

Equity component of currently redeemable convertible debentures	—	18,430

Stockholders’ equity	2,768,857	2,728,276

Total liabilities and stockholders’ equity	$6,090,740	$5,799,040

Nuance Communications, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three months ended March 31,		Six months ended March 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	$(25,848)	$890	$(47,944)	$10,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,147	44,455	102,576	90,290
Stock-based compensation	29,642	38,021	74,913	70,808
Non-cash interest expense	9,591	8,365	19,577	16,064
Deferred tax (benefit) provision	(20,151)	1,490	(24,228)	(11,230)
Other	823	829	(1,102)	1,412
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	21,466	(10,367)	30,281	(34,298)
Prepaid expenses and other assets	(2,413)	(5,223)	(11,517)	(4,149)
Accounts payable	20,839	5,084	2,147	15,841
Accrued expenses and other liabilities	260	3,889	9,501	(2,963)
Deferred revenue	6,730	13,087	61,830	38,048

Net cash provided by operating activities	93,086	100,520	216,034	190,053

Cash flows from investing activities:
Capital expenditures	(14,484)	(12,117)	(29,588)	(37,775)
Payments for business and technology acquisitions, net of cash acquired	(28,067)	(15,048)	(474,259)	(126,833)
Proceeds from sales and maturities of marketable securities and other investments	(275)	—	181	20,759
Change in restricted cash balances	—	—	—	6,747

Net cash used in investing activities	(42,826)	(27,165)	(503,666)	(137,102)

Cash flows from financing activities:
Payments of debt	(1,288)	(1,661)	(146,123)	(3,326)
Proceeds from long-term debt, net of issuance costs	(219)	(463)	352,392	676,037
Payments for repurchases of common stock	—	—	—	(199,997)
(Payments for) proceeds from settlement of share-based derivatives, net	(3,624)	8,672	(3,801)	9,020
Payments of other long-term liabilities	(308)	(2,742)	(1,320)	(5,391)
Excess tax benefits on employee equity awards	(4,974)	7,000	—	7,000
Proceeds from issuance of common stock from employee stock plans	11,179	10,197	13,085	17,431
Cash used to net share settle employee equity awards	(5,659)	(3,138)	(49,518)	(36,139)

Net cash (used in) provided by financing activities	(4,893)	17,865	164,715	464,635

Effects of exchange rate changes on cash and cash equivalents	(1,153)	1,934	(1,542)	1,930

Net increase (decrease) in cash and cash equivalents	44,214	93,154	(124,459)	519,516
Cash and cash equivalents at beginning of period	961,088	873,586	1,129,761	447,224

Cash and cash equivalents at end of period	$1,005,302	$966,740	$1,005,302	$966,740

Nuance Communications, Inc.

Supplemental Financial Information - GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

	Three months ended March 31		Six months ended March 31
	2013	2012	2013	2012
GAAP revenue	$450,999	$390,341	$913,267	$750,984
Acquisition-related revenue adjustments: product and licensing	23,034	24,583	43,464	42,915
Acquisition-related revenue adjustments: professional services and hosting	7,830	1,026	14,893	1,978
Acquisition-related revenue adjustments: maintenance and support	2,167	1,771	4,823	3,893

Non-GAAP revenue	$484,030	$417,721	$976,447	$799,770

GAAP cost of revenue	$191,185	$140,672	$373,757	$275,544
Cost of revenue from amortization of intangible assets	(16,610)	(14,867)	(32,920)	(29,801)
Cost of revenue adjustments: product and licensing (1,2)	2,030	2,120	4,013	4,348
Cost of revenue adjustments: professional services and hosting (1,2)	(4,095)	(6,105)	(6,183)	(10,511)
Cost of revenue adjustments: maintenance and support (1,2)	(430)	(260)	(2,533)	(305)

Non-GAAP cost of revenue	$172,080	$121,560	$336,134	$239,275

GAAP gross profit	$259,814	$249,669	$539,510	$475,440
Gross profit adjustments	52,136	46,492	100,803	85,055

Non-GAAP gross profit	$311,950	$296,161	$640,313	$560,495

GAAP income from operations	$12,412	$30,747	$18,642	$42,074
Gross profit adjustments	52,136	46,492	100,803	85,055
Research and development (1)	7,849	5,970	16,709	11,853
Sales and marketing (1)	12,526	10,390	29,373	22,207
General and administrative (1)	4,180	15,286	19,053	25,830
Amortization of intangible assets	26,001	21,905	51,427	45,108
Costs associated with IP collaboration agreements	5,458	5,250	10,708	10,500
Acquisition-related costs, net	15,448	14,986	31,181	29,597
Restructuring and other charges, net	5,062	2,536	6,729	5,400

Non-GAAP income from operations	$141,072	$153,562	$284,625	$277,624

GAAP provision (benefit) from income taxes	$674	$11,467	$(7,887)	$2,058
Non-cash taxes	5,057	(7,467)	19,823	8,242

Non-GAAP provision for income taxes	$5,731	$4,000	$11,936	$10,300

GAAP net (loss) income	$(25,848)	$890	$(47,944)	$10,230
Acquisition-related adjustment - revenue (2)	33,031	27,380	63,180	48,786
Acquisition-related adjustment - cost of revenue (2)	(2,592)	(2,130)	(5,075)	(4,450)
Acquisition-related costs, net	15,448	14,986	31,181	29,597
Cost of revenue from amortization of intangible assets	16,610	14,867	32,920	29,801
Amortization of intangible assets	26,001	21,905	51,427	45,108
Non-cash stock-based compensation (1)	29,642	38,021	74,913	70,808
Non-cash interest expense, net	9,591	8,365	19,577	16,064
Non-cash income taxes	(5,057)	7,467	(19,823)	(8,242)
Costs associated with IP collaboration agreements	5,458	5,250	10,708	10,500
Change in fair value of share-based instruments	3,015	(718)	5,525	(6,238)
Restructuring and other charges, net	5,062	2,536	6,729	5,400

Non-GAAP net income	$110,361	$138,819	$223,318	$247,364

Non-GAAP diluted net income per share	$0.34	$0.43	$0.69	$0.77

Diluted weighted average common shares outstanding	324,119	322,642	323,829	321,792

Nuance Communications, Inc.

Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued

(in thousands)

Unaudited

	Three months ended March 31,		Six months ended March 31,
	2013	2012	2013	2012
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$168	$10	$353	$102
Cost of professional services and hosting	4,489	6,105	6,892	10,511
Cost of maintenance and support	430	260	2,533	305
Research and development	7,849	5,970	16,709	11,853
Sales and marketing	12,526	10,390	29,373	22,207
General and administrative	4,180	15,286	19,053	25,830

Total	$29,642	$38,021	$74,913	$70,808

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$33,031	$27,380	$63,180	$48,786
Cost of product and licensing	(2,198)	(2,130)	(4,366)	(4,450)
Cost of professional services and hosting	(394)	—	(709)	—

Total	$30,439	$25,250	$58,105	$44,336

Nuance Communications, Inc.

Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued

(in millions)

Unaudited

Healthcare	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013
GAAP Revenue	$145.1	$149.7	$184.5	$189.3	$668.6	$204.7	$219.1
Adjustment	$0.2	$0.2	$0.0	$0.4	$0.8	$12.7	$10.2

Non-GAAP Revenue	$145.3	$149.9	$184.5	$189.7	$669.4	$217.4	$229.3

Mobile & Consumer	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013
GAAP Revenue	$103.4	$110.3	$126.0	$143.2	$483.0	$128.8	$113.0
Adjustment	$5.1	$4.8	$6.4	$9.0	$25.3	$2.9	$3.2

Non-GAAP Revenue	$108.5	$115.1	$132.4	$152.2	$508.3	$131.7	$116.2

Enterprise	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013
GAAP Revenue	$72.2	$79.6	$74.1	$89.1	$315.0	$83.7	$72.9
Adjustment	$3.6	$11.8	$0.4	$1.2	$17.0	$0.0	$1.6

Non-GAAP Revenue	$75.8	$91.4	$74.5	$90.3	$332.0	$83.7	$74.5

Imaging	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013
GAAP Revenue	$39.9	$50.7	$47.1	$47.2	$184.9	$45.1	$46.0
Adjustment	$12.5	$10.6	$9.7	$10.7	$43.5	$14.5	$18.0

Non-GAAP Revenue	$52.4	$61.3	$56.8	$57.9	$228.4	$59.6	$64.0

Schedules may not add due to rounding.

-12-